Exhibit 99.2
1999 AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
          THIS AGREEMENT (the “Agreement”), is made effective as of November 3, 2005 (the “Date of Grant”), between American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), and Richard E. Dauch (the “Participant”):
R E C I T A L S:
          WHEREAS, the Company has adopted the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
          WHEREAS, the Compensation Committee of the Board of Directors has determined that it would be in the best interests of the Company and its stockholders to grant the Award provided for herein to the Participant, pursuant to the Plan and the terms set forth herein, as an incentive for the Participant to extend the term of his Employment Agreement with the Company dated November 6, 1997, as amended (the “Employment Agreement”), to serve as the Company’s Co-Founder, Chairman and Chief Executive Officer for an additional three years.
          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
          1. Grant of the Award. The Company hereby grants to the Participant, on the terms and conditions hereinafter set forth, an aggregate of 180,000 restricted Shares, subject to adjustment as set forth in the Plan (the “Award”).
          2. Vesting.
               (a) Vesting Date. Subject to Section 2(b), the Award shall vest in full on December 31, 2009 (the “Vesting Date”).
               (b) Earlier Vesting and Forfeiture.
                    (i) The Award shall vest in full, prior to the Vesting Date, upon the Participant’s death or Disability, the Participant’s termination of employment by the Company without Cause (as defined in the Employment Agreement) or in the event of a Change in Control (as defined in the Participant’s Continuity Agreement with the Company, dated September 29, 2003).
                    (ii) Except as otherwise expressly stated in Section 2(b)(i), if, prior to the vesting date, the Participant resigns voluntarily from his employment with the Company, then the Shares constituting the Award shall be forfeited without consideration.

          3. Voting and Dividend Rights. Subject to Section 8, the Participant shall have the right to vote and to receive any dividends with respect to the Shares constituting the Award.
          4. No Right to Continued Employment. The terms and conditions of the Participant’s employment with the Company are set forth in the Employment Agreement. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate.
          5. Legend on Certificates. The Committee may cause a legend or legends to be put on certificates representing the Shares constituting the Award to make appropriate reference to the restrictions under the Plan and this Agreement, or as may be required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws.
          6. Transferability. Except as otherwise provided in the Plan, the unvested Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
          7. Withholding. A Participant shall be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Award, its vesting or any payment or transfer under the Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.
          8. Securities Laws. In connection with the grant or vesting of the Award, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
          9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
          10. Choice of Law. The interpretation, performance and enforcement of this agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of law.

          11. Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received a copy of the Plan. The Award is subject to the Plan, the terms and provisions of which, as may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
          12. Section 409A. The Award is not intended to provide for a “deferral of compensation” within the meaning of Section 409A of the Code and shall be administered and interpreted in a manner consistent with such intent. If any provision of this Agreement or the Plan causes the Award to be subject to the requirements of Section 409A of the Code, or could otherwise cause the Participant to be subject to the interest and penalties under Section 409A of the Code, then such provision shall have no effect or, to the extent practicable, shall be modified to maintain the original intent of the provision without violating the requirements of Section 409A of the Code.
          13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ Forest J. Farmer
Forest J. Farmer
Chairman of the Compensation Committee of the Board of Directors

Agreed and acknowledged as
of the date first above written:

/s/ Richard E. Dauch

Richard E. Dauch

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